UNITED STATES SECURITIES
                            AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  PLUMA, INC.
              (Exact name of registrant as specified in its charter)

      North Carolina                                       56-1541893
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

801 Fieldcrest Road, Eden, North Carolina                     27288
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered

Common Stock (no par value)              New York Stock Exchange

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                      [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration  statement  under the  Securities  Act of 1933  pursuant to General
Instruction A.(c)(2), please check the following box.                   [   ]

     Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of class)

                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     Reference is made to the information under the caption "Description of Capital Stock" set forth in the Registrant's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission, SEC Filing Number 333-18755, for a description of the capital stock to be registered hereby. The information appearing there is incorporated herein by reference.

Item 2. Exhibits.

     Pursuant to Instruction II as to Exhibits, the following exhibits are filed with the New York Stock Exchange as a part of this Registration Statement:

1.1 Copy of Registration Statement on Form S-1 (Amendment No. 2) as filed with the Securities and Exchange Commission (File No. 333-18755)
2.1     Articles of Incorporation as Amended
2.2     Bylaws as Amended
3.1     Specimen Common Stock Certificate

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         Registrant:   PLUMA, INC.

                         Date:         February 20, 1997

                         By:     /s/ R. Duke Ferrell, Jr.
                                     R. Duke Ferrell, President and Chief
                                          Executive Officer